Exhibit 99.01

Northern States Power Company Cautionary Factors

      The Private Securities Litigation Reform Act of 1995 (the Act) provides a new "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been and will be made in written documents and oral presentations of Northern States Power Company, a Wisconsin Corporation (NSP-
Wisconsin).   Such statements are based on management's beliefs  as  well  as
assumptions made by and information currently available to management.   When
used   in   NSP-Wisconsin's  documents  or  oral  presentations,  the   words
"anticipate", "estimate", "expect", "objective", "possible", "potential"  and
similar expressions are intended to identify forward-looking statements.   In
addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause NSP-Wisconsin's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

o    Economic conditions including inflation rates and monetary fluctuations;
o Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where NSP-Wisconsin has a financial interest;
o Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;
o Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;
o Availability or cost of capital such as changes in: interest rates; market perceptions of the utility industry, or NSP-Wisconsin; or security ratings;
o     Factors  affecting  operations  such  as  unusual  weather  conditions;
  catastrophic   weather-related  damage;  unscheduled  generation   outages,
  maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;
o Employee work force factors including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;
o     Increased  competition  in  the utility industry,  including:  industry
  restructuring    initiatives;   transmission   system   operation    and/or
  administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;
o Rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;
o    Social attitudes regarding the utility and power industries;
o Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
o Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;
o Other business or investment considerations that may be disclosed from time to time in NSP-Wisconsin's Securities and Exchange Commission filings or in other publicly disseminated written documents.
o Factors associated with Y2K compliance that might cause material differences from the expectations disclosed include, but are not limited to, the availability of key Y2K personnel, NSP's ability to locate and correct all relevant computer codes, the readiness of third parties, and NSP's
  ability   to  respond  to  unforeseen  Y2K  complications.   Such  material
  differences could result in, among other things, business disruptions, operational problems, financial loss, legal liability, and similar risks.
o Regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with NCE.

NSP-Wisconsin undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review factors pursuant to the Act should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by NSP-Wisconsin prior to the effective date of the Act.